Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Pete Clemens Executive Vice President & CFO Surgical Care Affiliates (205) 307-5250 peter.clemens@scasurgery.com	Leslie Wachsman Vice President, Finance Surgical Care Affiliates (847) 267-9823 leslie.wachsman@scasurgery.com

SURGICAL CARE AFFILIATES, INC. ANNOUNCES THIRD QUARTER RESULTS

DEERFIELD, IL – November 13, 2013 – Surgical Care Affiliates, Inc. (NASDAQ: SCAI; “SCA” or the “Company”), today announced financial results for the quarter ended September 30, 2013. Total net operating revenues, which excludes revenues from facilities in which SCA owns a noncontrolling interest, increased 8% in the third quarter (to $195.1 million from $180.8 million) and increased 7% for the first nine months of 2013 (to $585.5 million from $548.9 million). The Company’s systemwide net operating revenues, which includes revenues from all facilities in which SCA has an ownership interest (without adjustment based on SCA’s percentage of ownership) and management fee revenues from managed-only facilities, increased 18% in the third quarter and 12% for the nine-months ended September 30, 2013.

Andrew Hayek, President & CEO, said, “Patient care is our first priority, and we continue to achieve strong clinical outcomes, based on National Quality Forum endorsed metrics. We also continue to achieve strong results on our accreditation surveys and patient satisfaction surveys. From a financial perspective, we are pleased with our results as we continue increasing Adjusted EBITDA less NCI while deleveraging our balance sheet on a pro forma basis with the planned payoff of our senior subordinated notes from proceeds related to our initial public offering.”

SCA’s cash flow from operations increased 7% in the nine-months ended September 30, 2013, including a $14.8 million payment of deferred payment-in-kind (“PIK”) interest included as a use of cash from operations when the Senior PIK-election Notes were retired in the second quarter of 2013. Excluding the PIK interest payment, cash flow from operations increased 19% for the first nine-months of 2013. Free cash flow, excluding the PIK interest payment, increased 28% for the first nine-months of 2013.

Net loss attributable to SCA, which includes expenses related to the initial public offering (“IPO”) and certain non-cash expenses, was $12.7 million for the third quarter of 2013. Adjusted EBITDA less NCI, which adds back certain costs pertaining to our IPO, increased 19% for the quarter to $35.4 million from $29.7 million. Adjusted net income, which adds back certain costs pertaining to our IPO, increased 93% for the third quarter to $12.0 million from $6.2 million.

Net loss attributable to SCA, which includes expenses related to the IPO and certain non-cash expenses, was $23.9 million for the first nine-months of 2013. Adjusted EBITDA less NCI, which adds back certain costs pertaining to the IPO, increased 18% for the first nine months of 2013 to $105.0 million from $89.1 million. Adjusted net income, which adds back certain costs pertaining to our IPO, increased 67% for the first nine months of 2013 to $29.8 million from $17.9 million.

Systemwide Financial Results

As of September 30, 2013, 61 of our 174 facilities are nonconsolidated. We account for these facilities using the equity method. For our consolidated subsidiaries, our financial statements reflect 100% of the revenues and expenses for these subsidiaries, after elimination of intercompany transactions and accounts. For our nonconsolidated affiliates, our consolidated statements of operations reflect our earnings from such facilities in two line items:

•	Equity in net income of nonconsolidated affiliates, which represents our combined share of the net income of each equity method facility that is based on such equity method facility’s net income and the percentage of such equity method facility’s outstanding equity interests owned by us; and

•	Management fee revenues, which represents our combined income from management fees that we earn from managing the day-to-day operations of the facilities that we do not consolidate for financial reporting purposes.

As a result of this, in SCA’s reported results, management uses systemwide revenue growth metrics to analyze our results of operations. Systemwide metrics treat our nonconsolidated facilities as if they were consolidated. While the revenues earned at our nonconsolidated facilities are not recorded in our consolidated financial statements, we believe systemwide growth metrics are important to understand our financial performance because the metrics are used by management to interpret the sources of our growth and provide management with a growth metric incorporating the revenues earned by all of our affiliated facilities, regardless of the accounting treatment. As we execute on our strategy of partnering with health systems, we expect the number of our facilities that we account for as equity method facilities will increase relative to our total number of facilities.

For the third quarter of 2013, systemwide net patient revenue per case grew 9% over the prior year period. Systemwide net patient revenue per case grew 8% in the nine-months ended September 30, 2013 over the prior year period. The growth in our systemwide revenue metrics is largely driven by acquisitions, increased rates paid under certain payor contracts and volume increases.

On a same site basis, systemwide net operating revenue for the third quarter of 2013 increased 8% over the third quarter of 2012. Same site systemwide net patient revenue per case grew 4% in the third quarter over the prior year period. For the nine-months ended September 30, 2013, same site systemwide net operating revenue increased 7% from the nine-months ended September 30, 2012. Same site systemwide net patient revenue per case grew 6% in the nine-months ended September 30, 2013 over the prior year period. The growth in our same site revenue metrics is driven largely by increased rates paid under certain payor contracts and volume increases.

Same site systemwide case volume grew 2% in the third quarter of 2013 over the prior year period, on a day-adjusted basis. Same-site systemwide case volume grew 1% in the nine-months ended September 30, 2013 over the prior year period, on a day-adjusted basis, which adjusts for differences in the number of operating days across periods.

Commenting on the results, Mr. Hayek said, “Overall, we are pleased with the high quality of patient care that our teammates provided, as well as our strong operational and financial results in the third quarter.”

SCA will hold a conference call to discuss this release tomorrow, November 14, 2013, at 9:00 a.m. Eastern Time. The live broadcast of the conference call will be available by accessing http://investor.scasurgery.com. Following the call, a replay of the webcast will be available on the corporate website for 30 days.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which have been included in reliance of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements, and the Company cannot give assurances that such statements will prove to be correct. Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: our dependence on payments from third-party payors, including governmental healthcare programs, commercial payors and workers’ compensation programs; our inability or the inability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with non-governmental third-party payors on favorable terms; significant changes in our payor mix or case mix resulting from fluctuations in the types of cases performed at our facilities; the fact that the Medicare and Medicaid programs provide a significant portion of our revenues and are each particularly susceptible to legislative and regulatory change; the implementation by states of reduced fee schedules and reimbursement rates for workers’ compensation programs; our inability to maintain good relationships with our current health system partners or our inability to enter into relationships with new health system partners; material changes in Internal Revenue Service revenue rulings, case law or the interpretation of such rulings; our dependence on physician utilization of our facilities, which could decrease if we fail to maintain good relationships with these physicians; the potential reduction in the number of surgical procedures because of physician treatment methodologies and governmental or commercial health insurance controls; our inability to attract new physician investors and to acquire and develop additional surgical facilities on favorable terms; shortages of, or quality control issues with, surgery-related products, equipment and medical supplies that could result in a disruption of our operations; the competition for staffing, shortages of qualified personnel or other factors that drive up labor costs; the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial payor contracts; the fact that we are subject to significant malpractice and related legal claims, and we could be required to pay significant damages in connection with those claims; the adverse effect of current and future economic conditions on volume and case mix; the regulatory, economic and other conditions in certain states in which many of our facilities are concentrated; the fact that we have a history of net losses and may not achieve profitability in the future; the fact that we may have a special legal responsibility to the holders of ownership interests in the entities through which we own our facilities, which may conflict with, and prevent us from acting solely in, our own best interest; the difficulty in operating and integrating newly acquired or developed facilities; the growth of patient receivables or the deterioration in the ability to collect on those accounts; the loss of the service of our senior management; our reliance on our private equity sponsors; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities and the indenture governing the 10.0% senior subordinated notes due 2017; market risks related to interest rate changes; significant loans that we have made to the partnerships and limited liability companies that own and operate certain of our facilities; our liability for certain debt and other obligations of the partnerships and limited liability companies that own and operate certain of our facilities; recognition of impairment on our long-lived assets or equity method investments; our inability to manage and secure our information systems effectively, which could disrupt our operations; our inability to fully realize the value of our net operating loss carry-forwards; adverse impact of weather and other factors beyond our control on our facilities; our inability to predict the impact on us of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, which represents a significant change to the healthcare industry; our failure to comply with numerous federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations; our obligations to purchase some or all of the ownership interests of our physician partners or renegotiate some of our partnership and operating agreements because of changes to laws or regulations governing physician ownership of our facilities; our failure to comply with a federal criminal law referred to as the Anti-Kickback Statute or the physician self-referral laws; restrictions by federal law on our ability to expand surgical capacity of our surgical hospitals; our being subject to federal and state audits and investigations, including actions for false and improper claims; our failure to comply with Medicare’s conditions for coverage and conditions of participation, which could result in loss of program payment or other government sanctions; ensuring our continued compliance with the Health Insurance Portability and Accountability Act of 1996 or HIPAA, which could require us to expend significant resources and capital; our failure to effectively and timely implement electronic health records systems and transition to the ICD-10 coding system; efforts to regulate the construction, relocation, acquisition, change of ownership, change of control or expansion of healthcare facilities, which could prevent us from acquiring additional facilities, renovating our existing facilities or expanding the breadth of services we offer; our being subject to enforcement action from antitrust authorities; our being subject to constantly evolving healthcare laws and regulations; the fact that we are a “controlled company” within the meaning of the NASDAQ Stock Market listing rules and as a result, our stockholders do not have certain corporate governance protections concerning the independence of our board of directors and certain board committees that would otherwise apply to us; and the fact that our private equity sponsor has significant influence over us and key decisions about our business that could limit other stockholders’ ability to influence the outcome of matters submitted to stockholders for a vote.

The forward-looking statements made in this press release are made only as of the date of the hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the three- and nine-months ended September 30, 2013.

Use Non-GAAP Items

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this press release, SCA has presented the following non- GAAP financial measures, which management uses to gauge operating performance: Adjusted EBITDA less NCI, Adjusted net income (including basic Adjusted net income per share) and free cash flow. These non-GAAP financial measures exclude various items detailed in the attached “Reconciliation of Non-GAAP Financial Measures”.

These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company’s performance that management finds useful in assessing the Company’s operating performance between periods and we believe are useful for investors to analyze our operating performance on the same basis as used by our management. You should be aware that there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculation of Adjusted EBITDA less NCI, Adjusted net income (including basic Adjusted net income per share) and free cash flow. Other companies in our industry may calculate Adjusted EBITDA less NCI, Adjusted net income (including basic Adjusted net income per share) or free cash flow differently than we do, limiting their usefulness as comparative measures. Because of these limitations, none of Adjusted EBITDA less NCI, Adjusted net income (including basic Adjusted net income per share) or free cash flow should be considered the primary measure of the operating performance of our business. We strongly encourage you to review the GAAP financial statements and not to rely on any single financial measure to evaluate our business.

About Surgical Care Affiliates

An industry leader, SCA partners with physicians, health systems and payors to develop and implement surgery strategies across the country. As of September 30, 2013, SCA operated 174 surgical facilities – including ambulatory surgery centers, surgical hospitals and one sleep center – in partnership with approximately 2,000 physicians and in affiliation with 42 health systems across the country. SCA’s clinical systems, service line growth strategies, benchmarking processes and efficiency programs create measurable advantage for surgical facilities – clinically, operationally and financially. For more information on SCA, visit www.scasurgery.com.

Surgical Care Affiliates, Inc.

Unaudited Selected Financial and Operating Data

(In millions, except per share data)

	Three-Months Ended		Nine-Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Statement of Operations Data:
Net operating revenues
Net patient revenues	$177.7	$173.6	$548.7	$526.5
Management fee revenues	13.2	4.4	26.2	13.6
Other revenues	4.2	2.7	10.6	8.8

Total net operating revenues	195.1	180.8	585.5	548.9
Equity in net income of nonconsolidated affiliates	4.1	4.9	16.1	16.7
Operating expenses:
Salaries and benefits	74.8	59.2	202.2	180.1
Supplies	42.6	41.0	128.2	124.2
Other operating expenses	31.1	28.4	89.3	89.6
Depreciation and amortization	11.0	10.1	31.9	30.4
Occupancy costs	6.9	6.7	20.4	20.0
Provision for doubtful accounts	3.4	4.2	10.4	10.3
Impairment of intangible or long-lived assets	—	—	—	0.4
Loss (gain) on disposal of assets	0.3	(0.1)	0.3	(0.2)

Total operating expenses	170.0	149.4	482.7	454.8

Operating income	29.2	36.3	118.9	110.8
Interest expense	14.5	14.2	48.8	44.7
Loss from extinguishment of debt	—		3.8
Interest income	(0.1)	(0.0)	(0.2)	(0.2)
Loss (gain) on sale of investments	0.1	—	1.1	(2.0)

Income from continuing operations before income tax expense	14.7	22.1	65.4	68.4
Provision for income tax expense	5.7	4.0	10.2	8.7

Income from continuing operations	9.0	18.1	55.2	59.7
Loss from discontinued operations, net of income tax expense	(0.3)	1.0	(4.2)	(4.1)

Net income	8.7	19.1	51.0	55.6

Less: Net income attributable to noncontrolling interests	(21.4)	(22.1)	(74.9)	(68.9)

Net loss attributable to SCA	$(12.7)	$(3.0)	$(23.9)	$(13.2)

Net loss per basic and diluted share attributable to SCA	$(0.42)	$(0.10)	$(0.79)	$(0.44)

Surgical Care Affiliates, Inc.

Unaudited Selected Financial and Operating Data, continued

(In millions, except number of shares in thousands and facility count)

	September 30,	December 31,
	2013	2012
Balance Sheet Data (at period end):
Cash and cash equivalents	$88.6	$118.7
Total current assets	228.3	264.5
Total assets	1,363.0	1,409.2

Current portion of long-term debt	21.7	15.2
Long-term debt, net of current portion	789.2	774.5
Total current liabilities	183.2	173.8
Total liabilities	1,106.9	1,070.6

Total SCA equity	61.2	144.4
Noncontrolling interests — non-redeemable	172.2	172.5
Total equity	233.3	316.9

	Three-Months Ended		Nine-Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net loss per share(1)
Basic and diluted net loss per share attributable to SCA	$(0.42)	$(0.10)	$(0.79)	$(0.44)
Adjusted number of shares outstanding used to compute basic and diluted net loss per share	30,353	30,343	30,347	30,338

Cash Flow Data:
Net cash provided by (used in):
Operating activities			$130.8	$121.9
Investing activities			(36.7)	(17.8)
Capital expenditures			(26.2)	(20.8)
Investments in new businesses			(21.5)	(3.3)
Financing activities			(124.2)	(73.7)
Distributions to noncontrolling interests			(79.2)	(69.8)

Facilities (at period end):
Consolidated facilities	86	91	86	91
Equity method facilities	61	47	61	47
Managed-only facilities	27	8	27	8

Total facilities	174	146	174	146

Surgical Care Affiliates, Inc.

Supplemental Information

(Unaudited; in millions, except cases, growth rates and per share data)

	Three-Months Ended		Nine-Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Consolidated and Equity Method Facility Data:
Net Operating Revenues:
Consolidated facilities	$195.1	$180.8	$585.5	$548.9
Equity method facilities	153.9	114.2	419.7	347.5

Net Patient Revenues:
Consolidated facilities	$177.7	$173.6	$548.7	$526.5
Equity method facilities	152.6	113.7	416.0	345.1

Case Volume:
Consolidated facilities	106,693	108,452	323,389	331,583
Equity method facilities	65,986	55,149	186,933	168,457
Systemwide case volume(2)	172,679	163,601	510,322	500,040

Number of work days in the period	64	63	191	191

Systemwide net operating revenues growth(3)	18.3%	6.0%	12.1%	20.3%
Systemwide net patient revenues per case growth(4)	8.9%	5.4%	8.4%	9.0%
Same site systemwide net operating revenues growth(3)(5)	8.4%	5.6%	7.2%	5.8%
Same site systemwide net patient revenues per case growth(4)(5)	4.4%	5.5%	6.0%	4.1%
Same site systemwide case volume growth (day adjusted)(2)(5)	1.6%	1.7%	1.3%	0.8%

Other Financial Data:
Adjusted EBITDA-NCI(6)	$35.4	$29.7	$105.0	$89.1
Adjusted net income(6)	$12.0	$6.2	$29.8	$17.9
Basic Adjusted net income per share(1)(6)	$0.40	$0.21	$0.98	$0.59

Surgical Care Affiliates, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited; in millions, except per share count in thousands)

	Three-Months Ended		Nine-Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Adjusted EBITDA-NCI:
Net income	$8.7	$19.1	$51.0	$55.6
Plus (minus)
Interest expense, net	14.5	14.2	48.7	44.4
Provision for income tax expense	5.7	4.0	10.2	8.7
Depreciation and amortization	11.0	10.1	31.9	30.4
Loss from discontinued operations, net	0.3	(1.0)	4.2	4.1
Equity method amortization expense(7)	7.9	5.1	17.9	15.2
Loss (gain) on sale of investments	0.1	—	1.1	(2.0)
Loss on extinguishment of debt	—	—	3.8	—
Asset impairments	1.4	—	3.4	0.4
Loss (gain) on disposal of assets	0.3	(0.1)	0.3	(0.2)
IPO related expense	0.7	—	0.8	—
Stock compensation expense	6.2	0.5	6.6	1.3

Adjusted EBITDA	56.8	51.8	179.8	158.0
(Minus)
Net income attributable to noncontrolling interests	(21.4)	(22.1)	(74.9)	(68.9)

Adjusted EBITDA-NCI	$35.4	$29.7	$105.0	$89.1

Adjusted net income:
Net loss attributable to SCA	$(12.7)	$(3.0)	$(23.9)	$(13.2)
Plus (minus)
Change in deferred income tax	5.7	3.8	10.3	8.9
Loss on extinguishment of debt	—	—	3.8	—
Asset impairments	1.4	—	3.4	0.4
Amortization expense	2.1	1.1	5.2	3.4
Loss from discontinued operations, net	0.3	(1.0)	4.2	4.1
Loss (gain) on sale of investments	0.1	—	1.1	(2.0)
Loss (gain) on disposal of assets	0.3	(0.1)	0.3	(0.2)
Equity method amortization expense	7.9	5.1	17.9	15.2
IPO related expense	0.7	—	0.8	—
Stock compensation expense	6.2	0.5	6.6	1.3

Adjusted net income	$12.0	$6.2	$29.8	$17.9

Number of shares outstanding used to compute basic Adjusted net income per share(1)	30,353	30,343	30,347	30,338

Free cash flow:
Net cash provided by operating activities			$130.8	$121.9
Plus (minus)
Capital expenditures			(26.2)	(20.8)
Distributions to noncontrolling interests of consolidated affiliates			(79.2)	(69.8)
Payment of deferred interest			14.8	—

Free cash flow			$40.2	$31.3

Note: Totals may not sum due to rounding.

(1)	Calculated based on weighted average number of shares outstanding during the relevant period, to reflect our conversion from a Delaware limited liability company to a Delaware corporation in conjunction with the IPO, at a ratio of 10.25 membership units of ASC Acquisition LLC to one share of common stock of Surgical Care Affiliates, Inc.
(2)	The number of cases performed at our consolidated and equity method facilities (does not include managed-only facilities) is a key metric utilized to regularly evaluate performance.
(3)	The revenues and expenses of equity method facilities are not directly included in our consolidated GAAP results, rather only the net income earned from such facilities is reported on a net basis in the line item “Equity in net income of nonconsolidated affiliates.” Because of this, management supplementally focuses on non-GAAP systemwide results, which measure results from all our facilities, including revenues from our consolidated facilities and our equity method facilities (without adjustment based on our percentage of ownership). We include management fee revenue from managed-only facilities in systemwide net operating revenues growth and same site systemwide net operating revenues growth, but not patient or other revenues from managed-only facilities (in which we hold no ownership interest).
(4)	The revenues and expenses of equity method facilities are not directly included in our consolidated GAAP results, rather only the net income earned from such facilities is reported on a net basis in the line item “Equity in net income of nonconsolidated affiliates.” Because of this, management supplementally focuses on non-GAAP systemwide results, which measure results from all our facilities, including revenues from our consolidated facilities and our equity method facilities (without adjustment based on our percentage of ownership). We do not include facilities at which we hold no ownership interest and provide only management services in systemwide net patient revenues per case growth or same site systemwide net patient revenues per case growth.
(5)	Same site refers to facilities that were operational in both the current and prior three or nine-month period, as applicable.
(6)	Represents Adjusted EBITDA-NCI and Adjusted net income (including basic Adjusted net income per share) as computed and used by our management. Adjusted EBITDA-NCI means net income before provisions for income tax expense, net interest expense, depreciation and amortization, net loss from discontinued operations, equity method amortization expense, gain (loss) on sale of investments, loss on extinguishment of debt, asset impairments, gain (loss) on disposal of assets, IPO related expenses and stock compensation expense less net income attributable to noncontrolling interests. Adjusted net income means net loss attributable to SCA before change in deferred income tax, loss on extinguishment of debt, asset impairments, amortization expense, net loss from discontinued operations, gain (loss) on sale of investments, gain (loss) on disposal of assets equity method amortization expense, IPO related expenses and stock compensation expense. We present Adjusted EBITDA-NCI and Adjusted net income (including basic Adjusted net income per share) because we believe they are useful for investors to analyze our operating performance on the same basis as that used by our management. Our management believes Adjusted EBITDA-NCI can be useful to facilitate comparisons of operating performance between periods because it excludes the effect of depreciation and amortization, which represents a non-cash charge to earnings, income tax, interest expense and other expenses or income not related to the normal, recurring operations of our business. Our management believes Adjusted net income (including basic Adjusted net income per share) can be useful to facilitate comparisons of our operating performance between periods because it excludes the effect of certain non-cash and other charges to earnings whose fluctuations from period-to-period do not necessarily correspond to the normal, recurring operations of our business. Adjusted EBITDA-NCI and Adjusted net income (including basic Adjusted net income per share) are each considered a “non-GAAP financial measure” under SEC rules and should not be considered a substitute for net income (loss) or net operating income (or net loss per share) as determined in accordance with GAAP. In addition Adjusted EBITDA-NCI and Adjusted net income (including basic Adjusted net income per share) have limitations as analytical tools, including the following:

•	Adjusted EBITDA-NCI and Adjusted net income (including basic Adjusted net income per share) do not reflect our historical capital expenditures, or future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA-NCI and Adjusted net income (including basic Adjusted net income per share) do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA-NCI does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments under our credit agreement;

•	Adjusted EBITDA-NCI and Adjusted net income (including basic Adjusted net income per share) do not reflect our historical impairments recognized;

•	Adjusted EBITDA-NCI and Adjusted net income (including basic Adjusted net income per share) do not reflect our historical amortization expenses; and

•	Adjusted EBITDA-NCI does not reflect income tax expense or the cash requirements to pay our taxes.

In addition, you should be aware that there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculation of Adjusted EBITDA-NCI or Adjusted net income (including basic Adjusted net income per share). Other companies in our industry may calculate Adjusted EBITDA-NCI or Adjusted net income (including basic Adjusted net income per share) differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, neither Adjusted EBITDA-NCI nor Adjusted net income (including basic Adjusted net income per share) should be considered the primary measure of the operating performance of our business. We strongly encourage you to review the GAAP financial statements and not to rely on any single financial measure to evaluate our business.

(7)	For the three months-ended September 30, 2013 and September 30, 2012, we recorded $7.9 million and $5.1 million, respectively, of amortization expense for definite-lived intangible assets attributable to equity method investments. For the nine-months ended September 30, 2013 and September 30, 2012, we recorded $17.9 million and $15.2 million, respectively, of amortization expense for definite-lived intangible assets attributable to equity method investments. These expenses are included in Equity in net income of nonconsolidated affiliates in our consolidated financial statements.